Exhibit 99.1

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Unitholders of Cedar Fair, L.P.:

On behalf of the board of directors of Cedar Fair Management, Inc. (“CFMI”), which is the general partner of Cedar Fair, L.P., a Delaware limited partnership (“Cedar Fair”), I am pleased to enclose the accompanying proxy statement/prospectus relating to the proposed merger of equals between Cedar Fair and Six Flags Entertainment Corporation, a Delaware corporation (“Six Flags”). Cedar Fair will not solicit your vote or consent in connection with the proposed merger with Six Flags. We are not asking you for a proxy and you are requested not to send us a proxy.

On November 2, 2023, Cedar Fair, Six Flags, CopperSteel HoldCo, Inc., a Delaware corporation (“CopperSteel”) and a subsidiary of Cedar Fair and Six Flags, and CopperSteel Merger Sub, LLC, a Delaware limited liability company (“Copper Merger Sub”) and a wholly owned subsidiary of CopperSteel, entered into an Agreement and Plan of Merger (the “Merger Agreement”), providing for a merger of equals through (i) the merger of Copper Merger Sub with and into Cedar Fair (the “Cedar Fair First Merger”), with Cedar Fair continuing its existence as the surviving entity (the “Cedar Fair Surviving Entity”) following the Cedar Fair First Merger as a direct subsidiary of CopperSteel, (ii) the subsequent merger of the Cedar Fair Surviving Entity with and into CopperSteel (the “Cedar Fair Second Merger” and together with the Cedar Fair First Merger, the “Cedar Fair Mergers”), with CopperSteel continuing as the surviving corporation, and (iii) the subsequent merger of Six Flags with and into CopperSteel, with CopperSteel continuing as the surviving corporation (the “Six Flags Merger” and together with the Cedar Fair Mergers, the “Mergers”).

If the Mergers are completed, subject to certain exceptions, (i) each issued and outstanding unit of limited partnership interest in Cedar Fair (each, a “Cedar Fair Unit” and collectively, the “Cedar Fair Units”) will be converted into the right to receive one (1) share of common stock, par value $0.01 per share, of CopperSteel (“CopperSteel Common Stock”), as may be adjusted pursuant to the Merger Agreement (the “Cedar Fair Exchange Ratio”), together with cash in lieu of fractional shares of CopperSteel Common Stock, without interest and (ii) each issued and outstanding share of common stock, par value $0.025 per share, of Six Flags (the “Six Flags Common Stock”) will be converted into the right to receive 0.5800 shares of CopperSteel Common Stock, as may be adjusted pursuant to the Merger Agreement (the “Six Flags Exchange Ratio”), together with cash in lieu of fractional shares of CopperSteel Common Stock, without interest. Subject to the terms of the Merger Agreement and applicable law, Six Flags will declare and set a record date for a special dividend to holders of record of Six Flags Common Stock as of the close of business one business day prior to the closing of the Mergers (the “Closing”) of (a) $1.00 plus (b) the product (rounded to the nearest whole cent) of (i) the Six Flags Exchange Ratio and (ii) the aggregate amount of distributions per unit declared or paid by Cedar Fair with respect to a Cedar Fair Unit with a record date following the date of the Merger Agreement and prior to the effective time of the Six Flags Merger, subject to certain adjustments provided under the Merger Agreement, the payment of which is contingent upon the consummation of the Mergers.

Following the completion of the Mergers, it is anticipated that persons who were stockholders of Six Flags (“Six Flags Stockholders”) and holders of Cedar Fair Units (“Cedar Fair Unitholders”) immediately prior to the Mergers will own approximately 48.8% and 51.2% of CopperSteel Common Stock, respectively, on a fully diluted basis. Upon Closing, CopperSteel will be headquartered in Charlotte, North Carolina, and is expected to change its name to “Six Flags Entertainment Corporation” and be listed on the New York Stock Exchange under the ticker symbol “FUN.”

The obligations of Six Flags and Cedar Fair to complete the Mergers are subject to the satisfaction or waiver, in whole or in part (to the extent permitted by applicable law) of a number of conditions set forth in the Merger Agreement, a copy of which is attached as Annex A to the accompanying proxy statement/prospectus. Completion of the Mergers requires, among other things, the adoption of the Merger Agreement by the Six Flags Stockholders. To obtain the required stockholder approval, Six Flags will hold the Six Flags special meeting (the “Six Flags Special Meeting”) of Six

Flags Stockholders at 10:00 a.m. Central Time, on March 12, 2024 at Six Flags Entertainment Corporation Corporate Headquarters, Choctaw Stadium, 1000 Ballpark Way, Arlington, TX 76011, and the Six Flags Stockholders are being asked to vote on (1) a proposal to adopt the Merger Agreement and the transactions contemplated therein, including the Mergers (the “Merger Agreement Proposal”); (2) a proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Six Flags’ named executive officers that is based on or otherwise relates to the Mergers (the “Compensation Advisory Proposal”); and (3) a proposal to adjourn the Six Flags Special Meeting, if necessary, to a later date or dates at the determination of the Six Flags board of directors, including to solicit additional proxies in favor of the Merger Agreement Proposal if there are insufficient votes at the time of the Six Flags Special Meeting to approve the Merger Agreement Proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to Six Flags Stockholders (the “Adjournment Proposal”). The accompanying prospectus also serves as a proxy statement for the Six Flags Special Meeting. The Mergers cannot be completed without the approval of the Merger Agreement Proposal by the Six Flags Stockholders. The approval of the Compensation Advisory Proposal and Adjournment Proposal is not a condition to Closing or otherwise required to effectuate the Mergers.

You, as a Cedar Fair Unitholder, are not being solicited for proxies as there is no vote of Cedar Fair Unitholders with respect to the Mergers. Pursuant to the Sixth Amended and Restated Limited Partnership Agreement of Cedar Fair, dated as of October 27, 2011, as amended, a merger that results in the Cedar Fair Units outstanding immediately prior to such merger continuing to represent, either by remaining outstanding or by being converted or exchanged for voting securities of the surviving or resulting entity or its parent corporation, more than 51% of the voting securities of the surviving or resulting entity outstanding after such merger, does not require prior approval by Cedar Fair Unitholders. Following the Mergers, as a result of the Cedar Fair Exchange Ratio and Six Flags Exchange Ratio, it is expected that Cedar Fair Unitholders who hold the issued and outstanding Cedar Fair Units immediately prior to the Cedar Fair First Merger Effective Time will own approximately 51.2% of the outstanding shares of CopperSteel Common Stock and the shareholders of Six Flags Common Stock will own approximately 48.8% of the outstanding shares of CopperSteel Common Stock. Therefore, there are no actions that we are requesting that you, as a Cedar Fair Unitholder, take with respect to the Mergers. We are not asking you for a proxy and you are requested not to send us a proxy. The completion of the Mergers does not require the approval of Cedar Fair Unitholders. Cedar Fair will not solicit your vote or consent for the adoption of the Merger Agreement and will not call a meeting of unitholders for purposes of voting on the adoption of the Merger Agreement.

Please carefully read the entire accompanying proxy statement/prospectus, including the section entitled, “Risk Factors”, for a discussion of the risks relating to the Mergers.

You also can obtain information about Cedar Fair and Six Flags from documents that each has filed with the Securities and Exchange Commission (the “SEC”). Please see the section entitled, “Where You Can Find More Information” of the accompanying proxy statement/prospectus for how you may obtain such information.

On behalf of the board of directors of CFMI, as general partner of Cedar Fair, I would like to thank you for your support of Cedar Fair and look forward to a successful completion of the Mergers.

Sincerely,

Richard Zimmerman

President & Chief Executive Officer

Cedar Fair, L.P.

Neither the SEC nor any state securities commission has approved or disapproved of the securities to be issued in connection with the transactions described in the accompanying proxy statement/prospectus or determined if the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated January 31, 2024, and is first being mailed to Cedar Fair Unitholders on or about February 1, 2024.